Exhibit 10.1

AMENDMENT NO. 2 TO RECEIVABLE INTEREST SALE AGREEMENT

        THIS AMENDMENT NO. 2 TO RECEIVABLE INTEREST SALE AGREEMENT, dated as of November 1, 2004 (this “Amendment”), is entered into by Ferrellgas, L.P., a Delaware limited partnership (“Originator”), and Ferrellgas Receivables, LLC, a Delaware limited liability company (“Buyer”), and pertains to the Receivables Interest Sale Agreement dated as of September 26, 2000 between Originator and Buyer (as heretofore amended, the “Existing Agreement”). The Existing Agreement, as amended hereby, is hereinafter referred to as the “Agreement.” Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in Exhibit I to the Existing Agreement.

W I T N E S S E T H :

        WHEREAS, the parties hereto desire to amend the Existing Agreement as hereinafter set forth; and

        WHEREAS, the Agent, on behalf of the Purchasers, is willing to consent to such Amendment;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. Sections 7.1(m) and 7.1(o) of the Existing Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

    (m)        Leverage Ratio. Originator shall fail to maintain as of the last day of each fiscal quarter a Leverage Ratio equal to or less than 4.90 to 1.00 as of the last day of each fiscal quarter. For purposes of this Section 7.1(m), (x) Funded Debt and Synthetic Lease Obligations shall be calculated as of the last day of such fiscal quarter and (y) Consolidated Cash Flow shall be calculated for the most recently ended four consecutive fiscal quarters, provided, however, that (i) prior to or concurrently with each delivery of a Compliance Certificate pursuant to Section 5.2(b), Originator may elect to calculate Consolidated Cash Flow for the most recently ended eight consecutive fiscal quarters (in which case Consolidated Cash Flow shall be divided by two), and (ii) for purposes of calculating the Leverage Ratio, all Indebtedness in excess of $60,000,000 under the Purchase Agreement shall be excluded from such calculation; or

    (o)        Excessive Contribution or Subordinated Note Balance. (i) The aggregate principal amount outstanding under the Subordinated Note, plus (ii) the Contributed Interest, plus (iii) all other Investments that are not Permitted Investments (each, as defined in the Indenture dated as of April 26, 1996 among the MLP and Ferrellgas Partners Finance Corp, as obligors, Originator, as guarantor, and American Bank National Association, as trustee) exceeds $40,000,000 at any one time outstanding.

    2.        Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment, each of the Buyer and the Originator hereby represents and warrants to each of the other parties hereto as follows:

    (a)        The execution and delivery by such party of this Amendment, and the performance of its obligations under the Agreement as amended hereby, are within such party’s organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

    (b)        This Amendment has been duly executed and delivered by such party, and the Agreement, as amended hereby, constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and

(c) As of the date hereof, no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

    3.        Conditions Precedent. This Amendment shall become effective as of the date first above written upon execution by the Originator, the Buyer and the Agent of counterparts hereof and delivery of such executed counterparts to the Agent.

4. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS.

    (b)        Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c) Ratification of Agreement. Except as expressly amended hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

<Signature pages follow>

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

FERRELLGAS, L.P.
BY: FERRELLGAS, INC., its General Partner
By:/s/Kevin T. Kelly
Name: Kevin T. Kelly
Title: Senior Vice President and Chief Financial Officer
FERRELLGAS RECEIVABLES, LLC
By:/s/Kevin T. Kelly
Name: Kevin T. Kelly
Title: Senior Vice President and Chief Financial Officer

By it's signature below, the Agent, on behalf of the Purchasers, hereby consents to the foregoing Amendment as of the date first above written:

BANK ONE, NA [MAIN OFFICE CHICAGO], AS AGENT
By:/s/Leo V. Loughead
Name:Leo V. Loughead
Title:Managing Director